Exhibit 99.1

urban-gro, Inc. Announces Inclusion in Russell 2000® Index and Appoints Seasoned Executives to Board of Directors

- Company added to the Russell 2000® Index as part of the annual reconstitution of the Russell stock indexes

- Appointment of Anita Britt and David Hsu to Board of Directors bolsters international operational and financial expertise with a successful track record of driving growth and profitability

Lafayette, CO (June 14, 2021) – urban-gro, Inc. (Nasdaq: UGRO) (“urban-gro” or the “Company”), a leading global horticulture company that engineers and designs commercial Controlled Environment Agriculture (“CEA”) facilities and integrates complex environmental equipment systems, today announced that it has been selected to be added to the Russell 2000® Index effective June 25, 2021, after the close of the U.S. equity markets. The Russell 2000® Index measures the performance of the small-cap segment of the US equity market. Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies.

Bradley Nattrass, Chief Executive Officer and Chairman of urban-gro commented “Our team has continued to drive execution and growth on multiple fronts. We are pleased to have been selected for inclusion into the Russell 2000® Index and plan to leverage this beneficial exposure and our continued execution to drive additional shareholder value.”

In addition, urban-gro also announced that effective June 9, 2021, Anita Britt, CPA, and David Hsu have been appointed to the Company’s Board of Directors and Lance Galey has resigned from the Board.

“As we thank Lance for his great insight and guidance over the last three years, garnering the attention and expertise of both Anita and David brings a great deal of value to our Company. They collectively bring operational and financial expertise, a successful track record of execution, and a deep knowledge of the CEA space. We look forward to leveraging their expertise as we continue to unlock the full potential of urban-gro” concluded Mr. Nattrass.

Ms. Britt is a well-established financial executive with more than 30 years of global business experience leading all aspects of corporate financial management focused on driving profitability and financial returns. She joins the urban-gro Board of Directors, having most recently served as the Chief Financial Officer of Perry Ellis International. During her tenure at Perry Ellis, Ms. Britt was responsible for key business strategies to drive return on invested capital as well as capital markets transactions. Ms. Britt currently serves on the Board of Directors of Smith & Wesson Brands Inc., where she chairs the Audit Committee and is a member of the Compensation Committee. She also serves on the Board of Delta Apparel, Inc. and is a member of both the Audit and Governance Committees. Ms. Britt is a National Association of Corporate Directors (NACD) Board Leadership Fellow and holds an active license with the American Institute of Certified Public Accountants. At urban-gro, Ms. Britt will serve as the Chair of the Audit Committee and as a member of both the Compensation and Governance Committees.

Mr. Hsu, a recognized leader with extensive experience in both corporate strategy and operational execution, most recently served as the founding Chief Operating Officer of The Cronos Group (Nasdaq: CRON), a globally diversified and vertically integrated cannabis company with a presence across five continents. In addition to overseeing all operations and expansion, Mr. Hsu also managed the design and construction of Cronos’s purpose-built CEA and manufacturing facilities, some of the most advanced in the world. He brings extensive high-performance controlled environmental agriculture (CEA) expertise to urban-gro. Mr. Hsu will serve as a member of both the Audit and Compensation committees.

About urban-gro, Inc.

urban-gro, Inc. (Nasdaq: UGRO) is a global engineering and design services company focused on the commercial horticulture market. With experience in hundreds of Controlled Environment Agriculture (CEA) facilities spanning millions of square feet, we engineer, design and integrate complex environmental equipment systems into high-performance facilities.

Once operational, urban-gro’s gro-care® Managed Services Platform leverages the company’s expertise to reduce downtime, provide continuity, and drive facility optimization. Operating as a crop-agnostic solutions provider in both food and cannabis CEA sectors, our crop-focused end-to-end approach provides a single point of accountability across all aspects of growing operations.

Visit urban-gro.com to discover how we help cultivators gro plants and gro profits.

Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company, or its management are intended to identify forward-looking statements. Such forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the demand for our services and products, our ability to manage the adverse effect brought on by the COVID-19 pandemic, our ability to execute on our strategic plans, our ability to achieve positive cash flows or profitability, our ability to achieve and maintain cost savings, the sufficiency of our liquidity and capital resources, and our ability to achieve our key initiatives for 2021. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

urban-gro Investor Relations Contact:

Jenene Thomas

Chief Executive Officer

JTC Team, LLC

T: 833.475.8247

investors@urban-gro.com

Media Contact:

Stan Wagner

Managing Director

Maverick Public Relations

T: 303.618.5080

stan@themaverickpr.com

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